UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported)   March 21, 2005



                             AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)



  Delaware                            0-24393              13-3945947
  (State or other jurisdiction        (Commission          (IRS Employer
  of incorporation)                   File Number)         Identification No.)


3540 West 41st Avenue, Suite 204, Vancouver, BC Canada          V6N 3E6
(Address of principal executive offices)                        (Zip Code)

Registrant's Telephone Number, Including the area code:         (604) 687-4432

1060 Alberni Street, Suite 1505, Vancouver, BC, Canada          V6E 4K2
(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                             AURORA GOLD CORPORATION
                             -----------------------

Item 1.01     Entry into a Material Definitive Agreement

Aurora Gold Corporation has signed an agreement with CCO Mineracao Ltda. of Belo Horizonte, Minas Gerais, Brazil to purchase a 100% interest in the Matupa Gold Project located in northern Mato Grosso State, Brazil. The Agreement also covers surface rights access for both exploration and mining activity. The Agreement calls for Aurora Gold to pay CCO a total of US $3,350,000 over a five and one-half year period. Under the terms of the Agreement the Company is required to pay CCO (a) US $20,000 on signing; (b) an additional US $50,000 on the four month anniversary of the Agreement; (c) an additional US $80,000 on the nine month anniversary of the Agreement; (d) an additional US $150,000 on the eighteen month anniversary of the Agreement; and (e) additional escalating annual payments until the final US $1,300,000 payment is made on the sixty-sixth month anniversary of the Agreement. On completion of the payment schedule, CCO is entitled to minimum advance royalty payments of US $240,000 per year. CCO will receive a 2.25% net smelter return royalty when the property is in production. The Agreement can be terminated at any time after a 30-day notice is given.

The Company has also signed a Right of First Refusal Agreement with Neuer Kapital Corp. of Vancouver, British Columbia, Canada whereby the Company has granted to Neuer a 60-day Right of First Refusal to purchase all of Aurora Gold's interest in the Matupa Gold Project. Under the terms of the RFR Agreement with Neuer, Neuer on the date that is the later of 10 business days (a) after receipt by Aurora Gold of the RFR Exercise Notice and (b) receipt by Neuer of all final regulatory approvals, is required to: (a) pay Aurora Gold US $50,000;
(b) issue to Aurora Gold 150,000 common shares of Neuer; (c) pay to Aurora Gold up to US $20,000 of the direct out-of-pocket costs of Aurora Gold in connection with the CCO / Aurora Matupa Agreement; and (d) pay to Aurora Gold all other payments paid by Aurora Gold to CCO up to the Closing Date in connection with the CCO / Aurora Matupa Agreement. On the Closing Date, Aurora Gold will assign all of its rights, title and interest in and to the CCO / Aurora Matupa Agreement to Neuer. Within six months following the Closing Date, Neuer has agreed to pay to Aurora Gold an additional US $50,000 and issue an additional 150,000 common shares of Neuer. The management of Neuer anticipates exercising the Right of First Refusal Agreement with Aurora Gold as soon as the legal due diligence work is completed and Neuer gets final regulatory approval of the RFR Agreement.

Aurora Gold will pay a finders fee on the CCO / Aurora Matupa Agreement to a private United Kingdom citizen.



Item 9.01.     Financial Statements and Exhibits

(c)     Exhibits:

        Not applicable


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             AURORA GOLD CORPORATION


Date: March 21, 2005                           by: /s/ A. Cameron Richardson
      --------------                               -------------------------
                                                   A. Cameron Richardson
                                                   President and Director



Exhibit Index:
--------------


Exhibits:
        Not Applicable


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